Exhibit 10.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED
GENERAL CREDIT AND SECURITY AGREEMENT

             THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED GENERAL CREDIT AND SECURITY AGREEMENT, dated as of May 22, 2001 (the “Amendment”), by and between MBC Holding Company, a Minnesota corporation (“Borrower”), and Bremer Business Finance Corporation, a Minnesota corporation (the “Lender”).

WITNESSETH:

             WHEREAS, Borrower and Lender are the parties to that certain Amended and Restated General Credit and Security Agreement dated as of March 29, 2001 (the “Original Agreement”); and

             WHEREAS, Borrower and the Lender desire to amend the Original Agreement.

             NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, it is agreed as follows:

             1.          Defined Terms.  All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement, as amended hereby.

             2.          Amendments.  The Original Agreement is hereby amended as follows:

             (a)         The Original Agreement is generally amended so that each reference to “Mark Anthony Brands, Inc.” shall be deemed to be a reference to “Mark Anthony Brewing, Inc. (‘Mark Anthony’).”

             (b)        The definition of “Approved Project Costs” appearing in Paragraph 2 of the Original Agreement is amended by changing the reference to Paragraph 17(n) to a reference to Paragraph 17(p).”

             (c)         Subpart (b)(ii) of the definition of “Maturity Date” appearing in Paragraph 2 of the Original Agreement is amended by extending the scheduled Maturity Date of Term Loan A from “April 1, 2006” to “May 1, 2006.”

             (d)        Subpart (b)(iii) of the definition of “Maturity Date” appearing in Paragraph 2 of the Original Agreement is amended by shortening the scheduled Maturity Date of Term Loan B from “April 1, 2006” to “May 1, 2005.”

             (e)         Subparagraph (f) of the definition of “Eligible Receivables” appearing in Paragraph 2 of the Original Agreement is amended in its entirety to read as follows:

             “(f)       it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto and is not subject to setoff, counterclaim, credit or allowance (except any credit (including without limitation, credits for returned kegs or pallets ) or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to Lender identifying or including such Receivable) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Receivable or offered or attempted to return any of such goods; provided, however, that, so long as the Mark Anthony Indemnity Agreement remains in force and effect, no MHL Receivable shall be an Eligible Receivable under this subparagraph (f) unless Mark Anthony has accepted the invoice evidencing such MHL Receivable pursuant to a written acceptance in form and substance satisfactory to the Lender.”

             (f)         The definitions of “Loan Documents” and “Measurement Period” appearing in Paragraph 2 of the Original Agreement are respectively amended in their entireties to read as follows:

             “‘Loan Document(s)’ shall mean individually or collectively, as the case may be, this Agreement, the Notes, the Support Agreements, the Project Letter of Credit, the Collateral Assignment  and any and all other documents executed, delivered or referred to herein or therein, as originally executed and as amended, modified or supplemented from time to time.

             ‘Measurement Period’ shall mean, at any  Measurement Date, the Borrower’s four consecutive fiscal quarters ending on such Measurement Date.”

             (g)        Paragraph 2 of the Original Agreement is amended by adding the following new definitions in proper alphabetical order:

             “‘Collateral Assignment’ shall mean the Collateral Assignment of lease dated as of even with Amendment No. 1 to Amended and Restated General Credit and Security Agreement dated as of May 22, 2001 between Borrower and Lender, as originally executed and as it may be amended, modified, supplemented or restated from time to time.”

             ‘Intercreditor Agreement’ shall mean the Amended and Restated Intercreditor Agreement dated as of May 22, 2001 among Lender, Mark Anthony and Stearns Bank National Association, as originally executed and as it may be amended, modified, supplemented or restated from time to time

             ‘Mark Anthony Indemnity Agreement’ shall mean that certain Financial Assistance and Indemnity Agreement dated as of  May 22, 2001 between Borrower and Mark Anthony, as amended, modified or supplemented with any Lender consent required by Paragraph 18(r) hereof and Section 23 of the Intercreditor Agreement.
             ‘Mark Anthony Supply Agreement’ shall mean that certain Contract Manufacturing Supply Agreement dated as of September 22, 1999, between Mark Anthony, as the assignee of Mark Anthony International SRL, as amended by an Amendment to Contract Manufacturing Supply Agreement dated as of May 22, 2001 (the ‘MA Supply Agreement Amendment’), and as it may be further amended, modified or supplemented with any Lender consent required by Paragraph 18(r) hereof and Section 23 of the Intercreditor Agreement.”

             (h)        Paragraph 18 of the Original Agreement is amended by adding the following new subparagraph (r):

             “(r)       Amend, modify, or supplement any provision of, or waive any other party’s compliance with any of the terms of, the Mark Anthony Supply Agreement or the Mark Anthony Indemnity Agreement in any manner which: (a) requires Borrower to pay any additional consideration under such agreement or otherwise imposes any financial obligation or burden on the Borrower; (b) could reasonably be expected to result in an Material Adverse Occurrence; or (c) impairs any of Bremer’s rights in the Collateral pursuant to this Agreement, any other Loan Document or the Intercreditor Agreement or is otherwise adverse to the rights and benefits of Lender under this Agreement, any other Loan Document or the Intercreditor Agreement.

             (i)          Paragraph 20(p) of the Original Agreement is amended in its entirety to read as follows:

             “(p)      Lender determines that the remaining un-advanced balance of the Term Loan A Commitment  is insufficient to fully pay all of the then unpaid Project Costs  and Borrower  fails to deposit with the Lender, within five (5) Business Days after demand, sufficient funds to cover such deficiency; or.”

             (j)          Paragraph 20 of the Original Agreement is further amended by adding the following new subparagraph (r):

             “(r)       If the amount in default under the Mark Anthony Indemnity Agreement is at least $100,000.00 and Borrower fails to cure such defaults within 30 days after Mark Anthony notifies Bremer of the occurrence thereof pursuant to Section 23 of the Intercreditor Agreement.”

             3.          Effective Date. This Amendment shall become effective as of the date hereof on the date (the ‘Effective Date’) when, and only when, the Lender shall have received counterparts of this Amendment executed by Borrower, and the Lender shall have received all of the following in form and substance satisfactory to the Lender, unless waived in writing by the Lender:

             (a)         A replacement Term Note A (the “Replacement Term Note A”) in a form provided by the Lender appropriately completed and duly executed by the Borrower;

             (b)        A replacement Term Note B (the “Replacement Term Note B”) in a form provided by the Lender appropriately completed and duly executed by the Borrower;

             (c)         A certified copy of the Mark Anthony Supply Agreement and the Mark Anthony Indemnity Agreement;

             (d)        The Collateral Assignment appropriately completed and duly executed by Borrower together with a  consent thereto appropriately completed and duly executed by Gopher and Stearns Bank National Association;

             (e)         The Intercreditor Agreement appropriately completed and duly executed by Mark Anthony and  Stearns Bank National Association; and

             (f)         Such other documents as the Lender may reasonably require.

             4.          Representations and Warranties.  To induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

             (a)         The execution, delivery and performance by the Borrower of this Amendment, the Replacement Term Note A, the Replacement Term Note B,  and any other documents to which the Borrower is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder or member), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or by-laws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any Security Interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to Borrower or any of its property;

             (b)        The representations and warranties contained in Paragraph 16 of the Original Agreement are true and correct as of the date hereof as though made on that date after giving effect to the Amendment;

             (c)         (i) No events have taken place and no circumstances exist at the date hereof which would give Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the Obligations; and (ii) Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which Borrower ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to Borrower in connection with the Loan Documents and the transactions related thereto;

             (d)        The Original Agreement as amended by this Amendment, the Replacement Term Note A and the Replacement Term Note B are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

             (e)         No Default or Event of Default and no Material Adverse Occurrence has occurred and is continuing as of the date hereof after giving effect to this Amendment.

             5.          Reference to and Effect on the Loan Documents.

             (a)         From and after the effective date of this Amendment, each reference in:

             (i)          the Original Agreement to “this Agreement,” “herein,” “hereof,” “hereby” or words of like import referring to the Agreement and each reference in any other Loan Document to the “Credit Agreement,” the “Loan Agreement,” “therein,” “thereof,” “thereby” or words of like import referring to the Original Agreement shall mean and be a reference to the Original Agreement as amended by this Amendment;

             (ii)         any Loan Document to the “Term Note A”, “thereunder”, “thereof”, “therein” or words of like import referring to the Term Note A shall mean and be a reference to the Replacement Term Note A executed and delivered pursuant to this Amendment; and

             (iii)        any Loan Document to the “Term Note B”, “thereunder”, “thereof”, “therein” or words of like import referring to the Term Note B shall mean and be a reference to the Replacement Term Note B executed and delivered pursuant to this Amendment

             (b)        Except as specifically set forth above, the Original Agreement remains in full force and effect and is hereby ratified and confirmed.

             (c)         The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such Loan Document.

             6.          Costs and Expenses.  Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including its reasonable attorneys’ fees and legal expenses.

             7.          Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

             8.          Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective officers thereunto duly authorized as of the date first above written.

MBC Holding Company

By:

Its:

Subscribed and sworn to before me this _____ day of May, 2001.

Notary Public
Bremer Business Finance Corporation

By:

Its:

REPLACEMENT TERM NOTE A

$4,400,000.00	St. Paul, MN
May 22, 2001

             FOR VALUE RECEIVED, the undersigned, MBC HOLDING COMPANY, a Minnesota corporation (the “Borrower”), promises to pay to the order of BREMER BUSINESS FINANCE CORPORATION, a Minnesota corporation (the “Lender”),  the principal sum of Four  Million Four Hundred Thousand and No/100ths Dollars ($4,400,000.00) or, if less, the  aggregate unpaid principal amount of the Term Loan A borrowed by the Borrower under the Credit Agreement in:  (a) fifty-nine (59) consecutive, equal monthly installments of $73,334.00 each, such installments shall be due and payable on each Monthly Payment Date, commencing on June 1, 2001, and continuing through, to and including April 1, 2006; and (b) a sixtieth (60th  and final installment equal to the entire remaining principal balance hereof shall be due and payable on May 1, 2006.

             All disbursement of the Term Loan A proceeds and all payments of principal shall be recorded by the Lender in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

             The Borrower further promises to pay to the order of the Lender interest on the outstanding principal balance of the Term Loan A  from time to time outstanding from the date hereof until paid in full at a fluctuating annual rate equal to the sum of the Reference Rate plus 2% per annum (the “Lender Rate”); provided, however, that:

             (a)         if, and so long as, the Lender has sold a participation in Term Loan A and the purchaser of such participation has agreed to a rate which is lower  than the Lender Rate on such participation (such lower rate being the “Participant Rate”), then the Lender agrees that the rate of interest on the portion of the Term Loan A subject to such participation shall be equal to the Participant Rate; and/or

             (b)        notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Event of Default, the rate of interest hereunder shall be the Default Rate.

Interest accrued through a calendar month shall be due and payable on the first day of the following calendar month, commencing on June 1, 2001, and at maturity.  Interest payable after maturity shall be payable on demand.  Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Reference Rate.

             The Borrower shall have the right, by giving written notice to the Lender by not later than 2:00 p.m. (St. Paul time) on the Business Day of such payment, to voluntarily prepay this Note  in whole or in part at any time without premium or penalty; provided, however, that: (a) any  such voluntary prepayment which prepays this Note in full shall be accompanied by accrued interest; and (b) any partial prepayment shall be applied to installments due on this Note in the inverse order of their maturities.

             All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to the Lender at the Lender’s office at 445 Minnesota Street, St, Paul, MN 55101, or at such other place as may be designated by the Lender to the Borrower in writing.

             This Note is the Term Note A referred to in, and evidences indebtedness incurred under, an Amended and Restated  General Credit and Security Agreement dated as of March 29, 2001 (herein, as it may be amended, modified or supplemented from time to time, called the “Credit Agreement;” capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Lender, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

             All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

             This Note is made under and governed by the internal laws of the State of Minnesota.

             This Note is being executed and delivered in replacement of, but not in payment of, that certain Term Note A dated March 29, 2001 made by the Borrower payable to the order of the Lender in the original principal amount of $4,400,000.00; provided, however, that interest accruing on the replaced note through the date hereof shall be payable on June 1, 2001.

MBC Holding Company

By

Its

Subscribed and sworn to before me this _____ day of May, 2001.

Notary Public

REPLACEMENT TERM NOTE B

$600,000.00	St. Paul, MN
May 22, 2001

             FOR VALUE RECEIVED, the undersigned, MBC HOLDING COMPANY, a Minnesota corporation (the “Borrower”), promises to pay to the order of BREMER BUSINESS FINANCE CORPORATION, a Minnesota corporation (the “Lender”),  the principal sum of Six Hundred Thousand  and No/100ths Dollars ($600,000.00) or, if less, the  aggregate unpaid principal amount of the Term Loan B borrowed by the Borrower under the Credit Agreement in: (a) forty-seven(47) consecutive, equal monthly installments of $12,500.00 each, such installments shall be due and payable on each Monthly Payment Date, commencing on June 1, 2001, and continuing through, to and including April 1, 2005; and  (b) a forty-eighth (48th ) and final installment equal to the entire remaining principal balance hereof shall be due and payable on May 1, 2005.

             All disbursement of the Term Loan B proceeds and all payments of principal shall be recorded by the Lender in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

             The Borrower further promises to pay to the order of the Lender interest on the outstanding principal balance of the Term Loan B  from time to time outstanding from the date hereof until paid in full at a fluctuating annual rate equal to the sum of the Reference Rate plus 2%  per annum (the “Lender Rate”); provided, however, that notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Event of Default, the rate of interest hereunder shall be the Default Rate.  Interest accrued through a calendar month shall be due and payable on the first day of the following calendar month, commencing on June 1, 2001, and at maturity.  Interest payable after maturity shall be payable on demand.  Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Reference Rate.

             The Borrower shall have the right, by giving written notice to the Lender by not later than 2:00 p.m. (St. Paul time) on the Business Day of such payment, to voluntarily prepay this Note  in whole or in part at any time without premium or penalty; provided, however, that: (a) any  such voluntary prepayment which prepays this Note in full shall be accompanied by accrued interest; and (b) any partial prepayment shall be applied to installments due on this Note in the inverse order of their maturities.

             All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to the Lender at the Lender’s office at 445 Minnesota Street, St, Paul, MN 55101, or at such other place as may be designated by the Lender to the Borrower in writing.

             This Note is the Term Note B referred to in, and evidences indebtedness incurred under, an Amended and Restated  General Credit and Security Agreement dated as of March 29, 2001 (herein, as it may be amended, modified or supplemented from time to time, called the “Credit Agreement;” capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Lender, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

             All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

             This Note is made under and governed by the internal laws of the State of Minnesota.

             This Note is being executed and delivered in replacement of, but not in payment of, that certain Term Note B dated March 29, 2001 made by the Borrower payable to the order of the Lender in the original principal amount of $600,000.00; provided, however, that interest accruing on the replaced note through the date hereof shall be payable on June 1, 2001.

MBC Holding Company

By

Its

Subscribed and sworn to before me this _____ day of May, 2001.

Notary Public